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                                                                    EXHIBIT 23.3

The Board of Directors and Shareholders
Chartered Semiconductor Manufacturing Ltd:

We consent to the use of our reports included herein and to the reference to our firm under the heading "Experts" in the prospectus.

/s/ KPMG

KPMG
Singapore

October 21, 1999